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                                                                     Exhibit 3.7

                          CERTIFICATE OF CORRECTION OF

                          CERTIFICATE OF AMENDMENT OF

                        CERTIFICATE OF DETERMINATION OF

                     PREFERENCES OF SERIES B COMMON STOCK

                           NANOMETRICS INCORPORATED


     Vincent J. Coates and Gary O. Rhea certify that:

     1. They are the President and Secretary, respectively, of Nanometrics Incorporated, a California corporation.

     2. The instrument to be corrected is entitled "Certificate of Amendment of Certificate of Determination of Preferences of Series B Common Stock of Nanometrics Incorporated", and said instrument was filed with the Secretary of State of the State of California on September 13, 1983.

     3. So much of the Certificate of Amendment of Certificate of Determination as previously read "The second series of Common Shares issued by this corporation shall be designated Series B Common Stock and shall consist of 200,000 shares" is hereby amended to read as follows: "The second series of Common Shares issued by this corporation shall be designated Series B Common Stock and shall consist of 600,000 shares."

     4. That said phrase, as corrected, conforms the wording of the Certificate of Amendment of Certificate of Determination to the wording contained in resolutions adopted by the Board of Directors and shareholders of the corporation.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the certificate are true and correct of our own knowledge.

Dated: March 8, 1985
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                                               /s/ Vincent J. Coates
                                               --------------------------------
                                               Vincent J. Coates, President

                                               /s/ Gary O. Rhea
                                               --------------------------------
                                               Gary O. Rhea, Secretary